Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Strong Results for Fiscal Second Quarter 2020

GAAP net revenue grew 74% to $857.8 million

GAAP net income per diluted share grew 186% to $0.63

GAAP net cash provided by operating activities for the six-months ended September 30, 2019 increased to $144.2 million

Adjusted Unrestricted Operating Cash Flow (Non-GAAP) for the six-months ended September 30, 2019 increased to $41.2 million

Net Bookings grew 63% to $950.5 million

Company raises operating outlook for fiscal year 2020

New York, NY – November 7, 2019 – Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported strong results for its fiscal second quarter 2020 ended September 30, 2019. In addition, the Company provided its initial outlook for its fiscal third quarter ending December 31, 2019, and raised its operating outlook for its fiscal year ending March 31, 2020. For additional information, please see the fiscal second quarter 2020 results slide deck posted to the Company’s investor relations website at http://ir.take2games.com.

Fiscal Second Quarter 2020 Financial Highlights

GAAP net revenue grew 74% to $857.8 million, as compared to $492.7 million in last year’s fiscal second quarter. Recurrent consumer spending (which is generated from ongoing consumer engagement and includes virtual currency, add-on content and in-game purchases) increased 32% and accounted for 37% of total GAAP net revenue. The largest contributors to GAAP net revenue in fiscal second quarter 2020 were Borderlands® 3; NBA® 2K20 and NBA 2K19; Grand Theft Auto® Online and Grand Theft Auto V; Red Dead Redemption 2 and Red Dead Online; Social Point’s mobile offerings; and WWE® 2K19 and WWE SuperCard.

Digitally-delivered GAAP net revenue grew 72% to $615.8 million, as compared to $358.4 million in last year’s fiscal second quarter, and accounted for 72% of total GAAP net revenue. The largest contributors to GAAP digitally-delivered net revenue in fiscal second quarter 2020 were NBA 2K20 and NBA 2K19; Borderlands 3; Grand Theft Auto Online and Grand Theft Auto V; Red Dead Redemption 2 and Red Dead Online; Social Point’s mobile offerings; and WWE 2K19 and WWE SuperCard.

GAAP net income was $71.8 million, or $0.63 per diluted share, as compared to $25.4 million, or $0.22 per diluted share, for the comparable period last year.

During the 6-month period ended September 30, 2019, GAAP net cash provided by (used in) operating activities increased to $144.2 million, as compared to ($206.0) million in the same period last year. During the 6-month period ended September 30, 2019, Adjusted Unrestricted Operating Cash Flow (Non-GAAP), which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash, increased to $41.2 million, as compared to ($139.4) million in the same period last year (please see the section below titled “Non-GAAP Financial Measure” for additional information). As of September 30, 2019, the Company had cash and short-term investments of $1.505 billion.

The following data, together with a management reporting tax rate of 17%, are used internally by the Company’s management and Board of Directors to adjust the Company’s GAAP financial results in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ended September 30, 2019
		Financial Data
$ in thousands	Statement of operations	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Impact of business reorganization	Business acquisition	Amortization & impairment of acquired intangible assets
Net revenue	$857,841	92,675
Cost of goods sold	468,248	(26,932)	(27,832)			(3,311)
Gross Profit	389,593	119,607	27,832			3,311
Operating expenses	314,773		(27,936)	(327)	(41)	(1,667)
Income from operations	74,820	119,607	55,768	327	41	4,978
Interest and other, net	8,054	1,306
Income before income taxes	82,874	120,913	55,768	327	41	4,978

In order to calculate net income per diluted share for management reporting purposes, the Company uses its fully diluted share count of 114.1 million.

Operational Metric – Net Bookings

Net Bookings is defined as the net amount of products and services sold digitally or sold-in physically during the period, and includes licensing fees, merchandise, in-game advertising, strategy guides and publisher incentives.

During fiscal second quarter 2020, total Net Bookings grew 63% to $950.5 million, as compared to $583.4 million during last year’s fiscal second quarter. Net Bookings from recurrent consumer spending grew 39% and accounted for 45% of total Net Bookings. The largest contributors to Net Bookings in fiscal second quarter 2020 were NBA 2K20 and NBA 2K19; Borderlands 3; Grand Theft Auto Online and Grand Theft Auto V; Red Dead Redemption 2 and Red Dead Online; Social Point’s mobile offerings; and WWE SuperCard and WWE 2K19.

Catalog accounted for $372.1 million of Net Bookings led by Grand Theft Auto, NBA 2K, Red Dead Redemption, and Social Point’s mobile offerings.

Digitally-delivered Net Bookings grew 63% to $695.3 million, as compared to $426.2 million in last year’s fiscal second quarter, and accounted for 73% of total Net Bookings. The largest contributors to digitally-delivered Net Bookings in fiscal second quarter 2020 were NBA 2K20 and NBA 2K19; Grand Theft Auto Online and Grand Theft Auto V; Borderlands 3; Red Dead Redemption 2 and Red Dead Online; Social Point’s mobile offerings; and WWE SuperCard and WWE 2K19.

Management Comments

“Our positive momentum continued in the second quarter, enabling our Company to generate operating results that significantly exceeded our expectations,” said Strauss Zelnick, Chairman and CEO of Take-Two. “We delivered strong Net Bookings, cash flow and earnings growth, fueled by the performance of NBA 2K, Borderlands 3, Grand Theft Auto Online and Grand Theft Auto V, and Red Dead Redemption 2 and Red Dead Online. Once again, our strategy of creating the highest-quality entertainment in the industry translated into outstanding results.

“As a result of our better-than-expected second quarter operating results, we are once again raising our operating outlook for fiscal 2020. The third quarter is off to a solid start with the launches of The Outer Worlds, Red Dead Redemption 2 for PC and WWE 2K20, and we will bolster our holiday line-up with offerings for Google Stadia and Sid Meier’s Civilization VI for PlayStation 4 and Xbox One. Throughout the fiscal year, we will continue to support our titles with experiences designed to captivate audiences and drive ongoing engagement, including new content for Grand Theft Auto Online and Red Dead Online.

“Looking ahead, Take-Two has the strongest development pipeline in its history, including sequels from our biggest franchises as well as exciting new IP. We are actively investing in emerging markets, platforms and business models, and are exceedingly well positioned to capitalize on the positive trends in our industry and to generate growth and margin expansion over the long-term.”

Business and Product Highlights

Since July 1, 2019:

Rockstar Games:

•	Launched Red Dead Redemption 2 for PC. The first game in the Red Dead Redemption series to be offered on PC, the title features a range of graphical and technical enhancements for increased immersion along with new Bounty Hunting Missions, Gang Hideouts, Weapons and more. Red Dead Redemption 2 for PC also includes free access to the shared living world of Red Dead Online, featuring all previously released improvements and the latest content updates for the complete online experience.
•	Revealed the Rockstar Games Launcher, a new Windows desktop application that enables consumers to quickly and easily access their Rockstar Games PC collection in a single place, across both digital and disc-based titles, including purchases from other digital stores, manage cloud saves, and more. Players can also use the Launcher to shop for new Rockstar Games PC titles.
•	Released new free content updates for Grand Theft Auto Online, including:
o	The Diamond Casino & Resort, a brand new property and social space in Grand Theft Auto Online, featuring access to a variety of classic casino activities plus the opportunity to stay in the most luxurious residence in all of Los Santos, featuring customizable Penthouse suites complete with private screening rooms; a bar with new Arcade Games; and an outdoor Roof Terrace complete with an Infinity Pool and sweeping views of the Los Santos skyline. The Diamond Casino & Resort also features a new, six-mission storyline featuring fan-favorite characters, plus dozens of new Freemode missions, vehicles, collectibles and more. The Diamond Casino & Resort update was Grand Theft Auto Online’s biggest launch ever, delivering record player engagement across daily, weekly and monthly active users in July, and then again in August.
o	Numerous new missions, vehicles, weapons and other content.
•	Released new free content updates for Red Dead Online, including:
o	Frontier Pursuits, an ongoing series of Specialist Roles for players to inhabit, including tracking down wanted criminals as a Bounty Hunter, developing a new business at Camp as a Trader, or searching for rare and valuable items as a Collector, with a wide array of themed activities and new items and abilities to unlock as they progress through one or multiple Roles. The Frontier Pursuits update also includes a wide range of new features and gameplay changes, including across the board changes to player animation systems to improve movement and responsiveness; as well as new items; weapons; clothing; horse-drawn vehicles and additional horse breeds; role-specific Free Roam Events; and additional game balancing and improvements.
o	The Outlaw Pass, a way for Red Dead Online players to pay to access a wide array of ongoing upgrades, items and perks at a discounted value.
•	Launched L.A. Noire: The VR Case Files for PlayStation VR. The title was previously released for HTC Vive and the Oculus Rift, and includes seven self-contained cases from the original game rebuilt specifically for virtual reality.
•	Announced an exciting new program through which Rockstar Games Social Club members who are Twitch Prime subscribers receive free in-game rewards, bonuses and exclusive discounts in both Grand Theft Auto Online and Red Dead Online simply by linking their Twitch Prime and Social Club accounts.
•	Announced Red Dead Redemption 2 as a launch title for Stadia™.

2K:

•	Launched Borderlands 3, the next installment in the critically acclaimed shooter-looter series from Gearbox Software, for PlayStation 4, Xbox One and PC. On launch day, the title was the #1 game on Twitch, and within the first five days of launch, had amassed more than 8 million hours of viewed content on the streaming service. Borderlands 3 received positive critical acclaim, including from Forbes, IGN, Shacknews, Destructoid and Meristation, all of which scored the title 9 out of 10. The title has exceeded our expectations, and sold-in more than 5 million units within its first five days of launch, making Borderlands 3 the fastest-selling title in 2K history and highest-selling title for the label on PC. Within its first five days in market, retail sell-through of Borderlands 3 was up more than 50% compared to its predecessor, and 70% of units were purchased digitally, setting a new record for a 2K cross-platform title. On October 24, 2019, 2K began its robust post-launch content offerings for the title with the launch of the Bloody Harvest seasonal event, and has much more content planned. Borderlands 3 will also be available on Google Stadia when it launches this month.
•	Launched NBA 2K20, the next iteration of our top-rated and top-selling NBA video game simulation series* developed by Visual Concepts, for PlayStation 4, Xbox One, Nintendo Switch, PC, iOS and Android. According to The NPD Group, NBA 2K20 debuted as the best-selling game of September 2019, and is the best-selling game of 2019 year-to-date. In addition, The NPD Group noted that NBA 2K20’s launch month sales were the highest for any sports game in history, and the NBA 2K series is now the 6th largest video game franchise based on tracked full-game dollar sales. 2K announced the NBA 2K20 x Nike Gamer Exclusive Program, an innovative and first-of-its-kind gaming and sneaker partnership, which launched within the new MyPLAYER Nation mode. This program provides players with the opportunity to unlock virtual Nike Gamer Exclusive sneakers for their MyPLAYER to wear in-game and to purchase real-life versions of the shoes from Nike. NBA 2K20 will also be available on Google Stadia when it launches this month.
•	Launched WWE 2K20, the newest release in our flagship WWE video game franchise that is now developed by Visual Concepts, for PlayStation 4, Xbox One and PC. Current Raw® Women’s Champion Becky Lynch® and WWE Superstar Roman Reigns™ are the cover Superstars for the title, which is being supported with downloadable add-on content, including a Season Pass.
•	Released the Sid Meier’s Civilization® VI: Rise and Fall expansion pack for iOS through Aspyr. 2K also announced that they will bring all of the previously released add-on content for Civilization VI to both iOS and Nintendo Switch later this year.
•	Announced that Sid Meier’s Civilization VI will launch for Xbox One and PlayStation 4 on November 22, 2019. Developed by Firaxis Games, and winner of The Game Awards’ Best Strategy Game and DICE Awards’ Best Strategy Game in 2016, Civilization VI’s upcoming launch marks the first time since 2008 that a Civilization game has been available on Xbox or PlayStation consoles.

Private Division:

•	Launched The Outer Worlds for Xbox One, PlayStation 4 and PC. Created by the renowned RPG developer, Obsidian Entertainment, The Outer Worlds is a dark and witty player-driven story set in a colony at the farthest reaches of the galaxy. The title will also be available for Nintendo Switch in calendar 2020, during our fiscal year 2020.
•	Launched Ancestors: The Humankind Odyssey for digital download on PC. Ancestors: The Humankind Odyssey is the debut title from Panache Digital Games, the studio co-founded in 2014 by Patrice Désilets, the original creative director of the Assassin’s Creed franchise. The title will be available for digital download on PlayStation4 and Xbox One on December 6, 2019.
•	Announced that Disintegration, an upcoming sci-fi, first-person shooter, will launch digitally for PlayStation 4, Xbox One and PC in calendar 2020, during our fiscal year 2021. Disintegration is the debut title from V1 Interactive, the independent development studio co-founded in 2014 by Marcus Lehto, former creative director at Bungie and co-creator of Halo.
•	Announced that Kerbal Space Program 2, the sequel to the beloved original space sim, is in development and is now planned for launch on PC, PlayStation 4 and Xbox One during our fiscal year 2021. The original Kerbal Space Program has sold-in over 3.5 million units worldwide, and earned a Metacritic rating of 88 and a Steam user score of 91%.

* According to 2000 - 2019 Metacritic.com and Gamerankings.com.

Outlook for Fiscal 2020

Take-Two is providing its initial outlook for its fiscal third quarter ending December 31, 2019 and is raising its operating outlook for the fiscal year ending March 31, 2020:

Third Quarter Ending December 31, 2019

•	GAAP net revenue is expected to range from $915 to $965 million
•	GAAP net income is expected to range from $159 to $170 million
•	GAAP diluted net income per share is expected to range from $1.39 to $1.49
•	Share count used to calculate both GAAP and management reporting diluted net income per share is expected to be 114.4 million (1)
•	Net Bookings (operational metric) are expected to range from $860 to $910 million

The Company is also providing selected data and its management reporting tax rate of 17%, which are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ending December 31, 2019
		Financial Data
$ in millions	GAAP outlook (2)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Amortization of acquired intangible assets
Net revenue	$915 to $965	$(55)

Cost of goods sold	$425 to $452	$10	$(63)	$(2)

Operating Expenses	$312 to $322		$(25)	$(2)
Interest and other, net	($9)
Income before income taxes	$187 to $200	$(65)	$88	$4

Fiscal Year Ending March 31, 2020

•	GAAP net revenue is expected to range from $2.93 to $3.03 billion
•	GAAP net income is expected to range from $388 to $416 million
•	GAAP diluted net income per share is expected to range from $3.38 to $3.63
•	Share count used to calculate both GAAP and management reporting diluted net income per share is expected to be 114.6 million (3)
•	Net cash provided by operating activities is expected to be over $430 million
•	Adjusted Unrestricted Operating Cash Flow (Non-GAAP) is expected to be over $450 million (4)
•	Capital expenditures are expected to be approximately $75 million
•	Net Bookings (operational metric) are expected to range from $2.75 to $2.85 billion

The Company is also providing selected data and its management reporting tax rate of 17%, which are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Twelve Months Ending March 31, 2020
		Financial Data
$ in millions	GAAP outlook (3)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Amortization of acquired intangible assets	Reorganization & acquisition
Net revenue	$2,930 to $3,030	$(180)

Cost of goods sold	$1,388 to $1,434	$(100)	$(115)	$(10)

Operating Expenses	$1,117 to $1,137		$(99)	$(7)	$(1)
Interest and other, net	($37)	$(1)
Income before income taxes	$462 to $496	$(79)	$214	$17	$1

1)	Includes 113.3 million basic shares and 1.1 million shares representing the potential dilution from unvested employee stock grants.
2)	The individual components of the financial outlook may not foot to the totals, as the Company does not expect actual results for every component to be at the low end or high end of the outlook range simultaneously.
3)	Includes 113.1 million basic shares and 1.5 million shares representing the potential dilution from unvested employee stock grants.
4)	Includes a $20.0 million net decrease in restricted cash for fiscal 2020.

Key assumptions and dependencies underlying the Company’s outlook include: the timely delivery of the titles included in this financial outlook; continued consumer acceptance of Xbox One and PlayStation 4; the ability to develop and publish products that capture market share for these current generation systems while also leveraging opportunities on PC, mobile and other platforms; and stable foreign exchange rates. See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following titles were released since July 1, 2019:

Label	Title	Platforms	Release Date
Rockstar Games	Grand Theft Auto Online: The Diamond Casino & Resort	PS4, Xbox One, PC	July 23, 2019
2K	Sid Meier’s Civilization VI: Rise and Fall (Expansion Pack)	iOS	July 23, 2019
Private Division	Ancestors: The Humankind Odyssey	PC (digital only)	August 27, 2019
2K	NBA 2K20	PS4, Xbox One, Switch, PC, iOS, Android	September 6, 2019
Rockstar Games	Red Dead Online: Frontier Pursuits	PS4, Xbox One	September 10, 2019
2K	Borderlands 3	PS4, Xbox One, PC	September 13, 2019
Rockstar Games	L.A Noire: The VR Case Files	PlayStation VR	September 24, 2019
2K	WWE 2K20	PS4, Xbox One, PC	October 22, 2019
Private Division	The Outer Worlds	PS4, Xbox One, PC	October 25, 2019
Rockstar Games	Red Dead Redemption 2	PC	November 5, 2019

Take-Two's lineup of future titles announced to date includes:

Label	Title	Platforms	Release Date
2K	Sid Meier’s Civilization VI	Xbox One, PS4	November 22, 2019
Rockstar Games	Red Dead Redemption 2	Stadia	November 2019
2K	NBA 2K20	Stadia	November 2019
2K	Borderlands 3	Stadia	November 2019
Private Division	Ancestors: The Humankind Odyssey	PS4, Xbox One (digital only)	December 6, 2019
Private Division	Kerbal Space Program Breaking Ground Expansion	PS4, Xbox One	December 2019
Private Division	The Outer Worlds	Switch	2020 (fiscal 2020)
Private Division	Kerbal Space Program 2	PC, PS4, Xbox One	Fiscal 2021
Private Division	Disintegration	TBA	2020 (fiscal 2021)

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics. The call can be accessed by dialing (877) 407-0984 or (201) 689-8577. A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measure

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses a Non-GAAP measure of financial performance: Adjusted Unrestricted Operating Cash Flow, which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash. The Company’s management believes it is important to consider Adjusted Unrestricted Operating Cash Flow, in addition to net cash from operating activities, as it provides more transparency into current business trends without regard to the timing of payments from restricted cash, which is primarily related to a dedicated account limited to the payment of certain internal royalty obligations.

This Non-GAAP financial measure is not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results. This Non-GAAP financial measure may be different from similarly titled measures used by other companies. In the future, Take-Two may also consider whether other items should also be excluded in calculating this Non-GAAP financial measure used by the Company. Management believes that the presentation of this Non-GAAP financial measure provides investors with additional useful information to measure Take-Two's financial and operating performance. In particular, this measure facilitates comparison of our operating performance between periods and may help investors to understand better the operating results of Take-Two. Internally, management uses this Non-GAAP financial measure in assessing the Company's operating results and in planning and forecasting. A reconciliation of this Non-GAAP financial measure to the most comparable GAAP measure is contained in the financial tables to this press release.

Final Results

The financial results discussed herein are presented on a preliminary basis; final data will be included in Take-Two’s Quarterly Report on Form 10−Q for the period ended September 30, 2019.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher and marketer of interactive entertainment for consumers around the globe.  We develop and publish products through our labels Rockstar Games, 2K, and Private Division, as well as Social Point, a leading developer of mobile games.  Our products are designed for console systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services.  The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO.  For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "potential," "predicts," "projects," "seeks," “should,” "will," or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company's future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, and risks associated with international operations. Other important factors and information are contained in the Company's most recent Annual Report on Form 10-K, including the risks summarized in the section entitled "Risk Factors," the Company’s most recent Quarterly Report on Form 10-Q, and the Company's other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three months ended September 30,		Six months ended September 30,
	2019	2018	2019	2018
Net revenue	$857,841	$492,667	$1,398,300	$880,649

Cost of goods sold:
Software development costs and royalties	211,996	42,648	320,437	72,436
Internal royalties	109,991	82,113	172,880	135,280
Product costs	86,568	55,885	134,203	94,026
Licenses	59,693	54,234	82,197	64,503
Total cost of goods sold	468,248	234,880	709,717	366,245

Gross profit	389,593	257,787	688,583	514,404

Selling and marketing	149,566	94,165	241,387	152,471
General and administrative	76,659	67,320	151,492	135,055
Research and development	76,197	60,565	145,160	111,277
Depreciation and amortization	12,024	9,751	23,281	19,011
Business reorganization	327	-	713	(242)
Total operating expenses	314,773	231,801	562,033	417,572
Income from operations	74,820	25,986	126,550	96,832
Interest and other, net	8,054	4,975	18,479	11,576
Income before income taxes	82,874	30,961	145,029	108,408
Provision for income taxes	11,059	5,594	26,934	11,348
Net income	$71,815	$25,367	$118,095	$97,060

Earnings per share:
Basic earnings per share	$0.63	$0.22	$1.05	$0.86
Diluted earnings per share	$0.63	$0.22	$1.04	$0.84

Weighted average shares outstanding:
Basic	113,117	113,735	112,869	113,339
Diluted	114,076	116,095	113,923	115,801

Computation of Basic EPS:
Net income	$71,815	$25,367	$118,095	$97,060

Weighted average shares outstanding - basic	113,117	113,735	112,869	113,339

Basic earnings per share	$0.63	$0.22	$1.05	$0.86

Computation of Diluted EPS:
Net income	$71,815	$25,367	$118,095	$97,060

Weighted average shares outstanding - basic	113,117	113,735	112,869	113,339
Add: dilutive effect of common stock equivalents	959	2,360	1,054	2,462
Weighted average common shares outstanding - diluted	114,076	116,095	113,923	115,801

Diluted earnings per share	$0.63	$0.22	$1.04	$0.84

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	September 30,	March 31,
	2019	2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$762,032	$826,525
Short-term investments	742,613	744,485
Restricted cash	668,371	565,461
Accounts receivable, net of allowances of $442 and $995 at September 30, 2019 and March 31, 2019, respectively	858,597	395,729
Inventory	39,293	28,200
Software development costs and licenses	62,328	28,880
Deferred cost of goods sold	36,426	51,867
Prepaid expenses and other	218,673	186,688
Total current assets	3,388,333	2,827,835

Fixed assets, net	129,168	127,882
Right-of-use assets	119,313	-
Software development costs and licenses, net of current portion	527,622	603,436
Deferred cost of goods sold, net of current portion	479	1,028
Goodwill	383,778	381,717
Other intangibles, net	61,159	73,115
Deferred tax assets	110,167	134,732
Other assets	95,092	93,320
Total assets	$4,815,111	$4,243,065

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$114,946	$72,797
Accrued expenses and other current liabilities	1,251,196	1,035,695
Deferred revenue	901,813	843,302
Lease liabilities	22,273	-
Total current liabilities	2,290,228	1,951,794

Non-current deferred revenue	25,378	21,058
Non-current lease liabilities	118,789	-
Other long-term liabilities	198,953	229,633
Total liabilities	2,633,348	2,202,485

Stockholders' equity:
Preferred stock, $.01 par value, 5,000 shares authorized	-	-
Common stock, $.01 par value, 200,000 shares authorized; 135,616 and 134,602 shares issued and 113,195 and 112,181 outstanding at September 30, 2019 and, March 31, 2019, respectively	1,356	1,346
Additional paid-in capital	2,059,720	2,019,369
Treasury stock, at cost; 22,421 common shares at September 30, 2019 and, March 31, 2019, respectively	(820,572)	(820,572)
Retained earnings	995,721	877,626
Accumulated other comprehensive loss	(54,462)	(37,189)
Total stockholders' equity	2,181,763	2,040,580
Total liabilities and stockholders' equity	$4,815,111	$4,243,065

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six months ended September 30,
	2019	2018
Operating activities:
Net income	$118,095	$97,060
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Amortization and impairment of software development costs and licenses	72,505	20,269
Depreciation	23,037	18,753
Amortization of intellectual property	10,627	12,272
Stock-based compensation	113,199	54,941
Other, net	4,325	(1,614)
Changes in assets and liabilities:
Accounts receivable	(463,019)	(233,236)
Inventory	(12,064)	(25,925)
Software development costs and licenses	(51,932)	(133,008)
Prepaid expenses and other current and other non-current assets	(131,055)	(6,681)
Deferred revenue	66,148	12,601
Deferred cost of goods sold	15,287	6,867
Accounts payable, accrued expenses and other liabilities	379,005	(28,334)
Net cash provided by (used in) operating activities	144,158	(206,035)

Investing activities:
Change in bank time deposits	6,720	33,604
Proceeds from available-for-sale securities	137,071	114,266
Purchases of available-for-sale securities	(141,244)	(95,888)
Purchases of fixed assets	(25,532)	(29,144)
Purchase of long-term investment	(4,500)	-
Business acquisitions	(8,715)	(3,149)
Net cash (used in) provided by investing activities	(36,200)	19,689

Financing activities:
Tax payment related to net share settlements on restricted stock awards	(61,478)	(63,967)
Repurchase of common stock	-	(153,500)
Net cash used in financing activities	(61,478)	(217,467)

Effects of foreign currency exchange rates on cash and cash equivalents	(8,063)	(9,464)

Net change in cash and cash equivalents and restricted cash	38,417	(413,277)
Cash and cash equivalents and restricted cash, beginning of year	1,391,986	1,246,371
Cash and cash equivalents and restricted cash, end of period	$1,430,403	$833,094

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix

(in thousands)

	Three Months Ended September 30, 2019		Three Months Ended September 30, 2018
	Amount	% of Total	Amount	% of Total
Net revenue by geographic region
United States	$494,661	58%	$279,306	57%
International	363,180	42%	213,361	43%
Total net revenue	$857,841	100%	$492,667	100%

Net bookings by geographic region
United States	$567,503	60%	$362,477	62%
International	383,013	40%	220,944	38%
Total net bookings	$950,516	100%	$583,421	100%

	Three Months Ended September 30, 2019		Three Months Ended September 30, 2018
	Amount	% of Total	Amount	% of Total
Net revenue by distribution channel
Digital online	$615,774	72%	$358,371	73%
Physical retail and other	242,067	28%	134,296	27%
Total net revenue	$857,841	100%	$492,667	100%

Net bookings by distribution channel
Digital online	$695,346	73%	$426,180	73%
Physical retail and other	255,170	27%	157,241	27%
Total net bookings	$950,516	100%	$583,421	100%

	Three Months Ended September 30, 2019		Three Months Ended September 30, 2018
	Amount	% of Total	Amount	% of Total
Net revenue by platform mix
Console	$651,818	76%	$372,240	76%
PC and other	206,023	24%	120,427	24%
Total net revenue	$857,841	100%	$492,667	100%

Net bookings by platform mix
Console	$737,085	78%	$477,970	82%
PC and other	213,431	22%	105,451	18%
Total net bookings	$950,516	100%	$583,421	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix

(in thousands)

	Six Months Ended September 30, 2019		Six Months Ended September 30, 2018
	Amount	% of Total	Amount	% of Total
Net revenue by geographic region
United States	$825,140	59%	$500,717	57%
International	573,160	41%	379,932	43%
Total net revenue	$1,398,300	100%	$880,649	100%

Net bookings by geographic region
United States	$826,738	60%	$519,125	60%
International	546,018	40%	352,621	40%
Total net bookings	$1,372,756	100%	$871,746	100%

	Six Months Ended September 30, 2019		Six Months Ended September 30, 2018
	Amount	% of Total	Amount	% of Total
Net revenue by distribution channel
Digital online	$1,043,555	75%	$673,418	76%
Physical retail and other	354,745	25%	207,231	24%
Total net revenue	$1,398,300	100%	$880,649	100%

Net bookings by distribution channel
Digital online	$1,077,825	79%	$678,941	78%
Physical retail and other	294,931	21%	192,805	22%
Total net bookings	$1,372,756	100%	$871,746	100%

	Six Months Ended September 30, 2019		Six Months Ended September 30, 2018
	Amount	% of Total	Amount	% of Total
Net revenue by Platform Mix
Console	$1,086,632	78%	$666,970	76%
PC and other	311,668	22%	213,679	24%
Total net revenue	$1,398,300	100%	$880,649	100%

Net bookings by platform mix
Console	$1,049,716	76%	$677,890	78%
PC and other	323,040	24%	193,856	22%
Total net bookings	$1,372,756	100%	$871,746	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

ADDITIONAL DATA

(in thousands)

Three Months Ended September 30, 2019	Net revenue	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Internal royalties	Cost of goods sold- Product costs	Cost of goods sold- Licenses	Selling and marketing
As reported	$857,841	$211,996	$109,991	$86,568	$59,693	$149,566
Net effect from deferral and related cost of goods sold	92,675	(26,161)		(1,904)	1,133
Stock-based compensation		(27,832)				(3,744)
Amortization and impairment of acquired intangibles		(3,311)

Three Months Ended September 30, 2019	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net
As reported	$76,659	$76,197	$12,024	$327	$8,054
Net effect from deferral and related cost of goods sold					1,306
Stock-based compensation	(13,576)	(10,616)
Amortization and impairment of acquired intangibles		(1,546)	(121)
Impact of business reorganization				(327)
Acquisition related expenses	(41)

Three Months Ended September 30, 2018	Net revenue	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Internal royalties	Cost of goods sold- Product costs	Cost of goods sold- Licenses	Selling and marketing
As reported	$492,667	$42,648	$82,113	$55,885	$54,234	$94,165
Net effect from deferral and related cost of goods sold	90,754	3,492		1,534	596
Stock-based compensation		(7,688)				(4,874)
Amortization and impairment of acquired intangibles		(3,670)

Three Months Ended September 30, 2018	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net
As reported	$67,320	$60,565	$9,751	$-	$4,975
Net effect from deferral and related cost of goods sold					(3)
Stock-based compensation	(12,926)	(4,854)
Amortization and impairment of acquired intangibles		(1,615)	(127)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
ADDITIONAL DATA
(in thousands)

Six Months Ended September 30, 2019	Net revenue	Cost of goods sold- Internal royalties	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Product costs	Cost of goods sold- Licenses	Selling and marketing
As reported	$1,398,300	$172,880	$320,437	$134,203	$82,197	$241,387
Net effect from deferral and related cost of goods sold	(25,544)		(39,320)	(17,553)	344
Stock-based compensation			(58,630)			(10,220)
Amortization and impairment of acquired intangibles			(7,015)			-

Six Months Ended September 30, 2019	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net
As reported	$151,492	$145,160	$23,281	$713	$18,479
Net effect from deferral and related cost of goods sold					812
Stock-based compensation	(27,143)	(17,206)
Amortization and impairment of acquired intangibles		(3,106)	(244)
Impact of business reorganization				(713)
Acquisition related expenses	(367)

Six Months Ended September 30, 2018	Net revenue	Cost of goods sold- Internal royalties	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Product costs	Cost of goods sold- Licenses	Selling and marketing
As reported	$880,649	$135,280	$72,436	$94,026	$64,503	$152,471
Net effect from deferral and related cost of goods sold	(8,903)		3,483	(6,871)	596
Stock-based compensation			(11,658)			(9,648)
Amortization and impairment of acquired intangibles			(8,742)

Six Months Ended September 30, 2018	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net
As reported	$135,055	$111,277	$19,011	$(242)	$11,576
Net effect from deferral and related cost of goods sold					(598)
Stock-based compensation	(24,444)	(9,191)
Non-cash amounts related to convertible notes					91
Amortization and impairment of acquired intangibles		(3,274)	(257)
Impact of business reorganization				242

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURE
(in thousands)

	Six months ended September 30,
	2019	2018
Net cash from operating activities	$144,158	$(206,035)
Net change in Restricted cash (1)	(102,910)	66,651
Adjusted Unrestricted Operating Cash Flow	$41,248	$(139,384)

	FY 2020	FY 2019
Restricted cash beginning of period (4/1)	$565,461	$437,398
Restricted cash end of period (9/30)	668,371	370,747
(1) Net change in Restricted cash	$(102,910)	$66,651